Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Board of Directors and Stockholders

Cablevision Systems Corporation:

We consent to the incorporation by reference in the registration statement on Amendment No. 1 to Form S-4 of Cablevision Systems Corporation and subsidiaries (“Cablevision”) of our report dated February 25, 2010, except for Notes 1, 2, 4 through 10, 12 through 20 and 22 which are as of May 21, 2010 with respect to the consolidated balance sheets of Cablevision as of December 31, 2009 and 2008, and the related consolidated statements of operations, stockholders’ deficiency and comprehensive income (loss), and cash flows for each of the years in the three-year period ended December 31, 2009 and the related financial statement schedule listed in Item 15(a)(2), and our report dated February 25, 2010 with respect to the effectiveness of internal control over financial reporting as of December 31, 2009, which reports appear in the Combined Current Report on Form 8-K of Cablevision and CSC Holdings, LLC dated May 21, 2010 and to the reference to our firm under the heading “Experts” in the registration statement.

/s/ KPMG LLP

Melville, New York

May 21, 2010